UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

American Public Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Rasmussen University (“Rasmussen”), a wholly owned subsidiary of American Public Education, Inc., today announced that Javier Miyares has been appointed Acting President, effective June 1, 2022. Tom Slagle, Rasmussen’s current Chief Executive Officer, will be retiring August 1, 2022, and will work with Mr. Miyares through that date on transition matters. A nationwide search for a permanent replacement is being launched.

Mr. Miyares is a highly respected academic leader with over 45 years of experience driving innovation and change in higher education, including eight years as President of University of Maryland Global Campus. Mr. Miyares has also served on several notable boards and commissions, including on the Board of Directors of the American Council on Education, as a commissioner with the Middle States Commission on Higher Education, on the Board of Directors of Achieving the Dream, and on the U.S. Department of Veterans Affairs Veterans Advisory Committee on Education.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date:	June 2, 2022	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.,
Executive Vice President and Chief Financial Officer